EXHIBIT 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

     As independent certified accountant, I hereby consent to the incorporation by reference in this Form S-8 of my report dated March 24, 1997, included in the Company's Form 10-KSB for the year ended December 31, 1996, and to all references to my firm included in this Form S-8.



                                          John J. Faircloth, C.P.A.

Tampa, Florida
December 1, 1997